Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Prospectus Summary — Summary Consolidated Financial Information”, “Selected Historical Financial Consolidated Data”, and “Experts”, and to the use of our report dated August 15, 2008, in the Registration Statement (Form S-1) and related Prospectus of McJunkin Red Man Holding Corporation for the registration of $750,000,000 of its shares of common stock.

/s/  Ernst & Young LLP

Charleston, West Virginia

September 26, 2008